SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

Date: September 28, 2007

This Second Amendment to Loan and Security Agreement (this "Amendment") is made as of the above date by and between Sonic Solutions ("Borrower") and Union Bank of California, N.A. ("Bank"), with reference to the following facts:

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 13, 2004, as amended from time to time, including by the First Amendment to Loan and Security Agreement dated as of December 20, 2005 (the "Agreement"). Pursuant to the Agreement, Bank has made loans and has extended other credit accommodations to Borrower for the purposes permitted under the Agreement.

B. Borrower is currently in default of the Agreement for failing to comply with the Leverage Ratio financial covenant set forth in Section 6.7(b) of the Agreement for the quarter ending June 30, 2007 and for failing to comply with the minimum Net Profit financial covenant set forth in Section 6.7(c) of the Agreement for the quarter ending June 30, 2007 (the "Existing Defaults").

C. Borrower has requested that Bank amend the Agreement to (I) waive the Existing Defaults, (ii) extend the maturity date for the Revolving Line, (ii) extend the Revolving Maturity Date, and (iii) make certain other revisions to the Agreement as more fully set forth herein.

D. Although Bank is under no obligation to do so, Bank is willing to waive the Existing Defaults on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment in a timely manner.

F. Bank has agreed to so amend certain provisions of the Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below and in the Agreement.

Therefore, the parties hereto agree as follows:

1. Amendments to the Agreement.

1.1 Section 1.1 of the Agreement is hereby amended by adding or revising the following defined terms in their entirety to read as follows:

"Revolving Maturity Date" means March 31, 2008.

"Revolving Line" means a credit extension of up to Thirty Million Dollars ($30,000,000).

1.2 Section 6.3(b) of the Agreement is hereby amended in its entirety to read as follows:

(b) within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP (subject to year-end adjustments and the absence of footnotes), consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm (provided that Borrower's annual financial statements for the fiscal year ending March 31, 2007 shall be delivered by March 31, 2008), and, copies of all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission within 10 Business Days of filing;

1.3 Sections 6.7(b) and (c) of the Agreement are hereby amended in their entirety to read as follows:

(b) Minimum Cash. Borrower shall maintain a balance of domestic, unrestricted cash and cash equivalents of Borrower of not less than the aggregate outstanding amount of the Obligations.

(c) Minimum EBITDA. Borrower shall maintain an EBITDA of not less than: (i) ($3,200,000) for the quarter ending September 30, 2007, and (ii) $5,000,000 for the quarter ending December 31, 2007 and each quarter thereafter.

1.4 Section 7.3 of the Agreement is hereby amended in its entirety to read as follows:

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, other than transactions between Subsidiaries that are Guarantors.

1.5 Section 7.6 of the Agreement is hereby amended in its entirety to read as follows:

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock or permit any of its Subsidiaries to do so except that Borrower or any of its Subsidiaries may (1) pay dividends in capital stock, (2) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, or (3) pay any dividends to Borrower or any Guarantor.

1.6 Exhibit D to the Agreement is hereby amended and replaced in its entirety by Exhibit Dattached hereto.

2. Limited Waivers of Existing Defaults. Subject to terms and conditions set forth herein, the Bank hereby waive its default rights with respect to the Existing Defaults, provided, however, that this waiver applies only to the specific instances described above and for the time periods stated, and is not a waiver of any subsequent breach of any provision of the Agreement, nor is it a waiver of any breach of any other provision of the Agreement. Borrower acknowledges and agrees that the Bank is not obligated to grant this or any other waiver. Further, the Bank reserves all of the rights, powers and remedies available to it under the Agreement and any other contracts or instruments executed by Borrower, including the right to cease making advances to Borrower and to accelerate any or all of Borrower's indebtedness to the Bank if any subsequent breach of the same provisions or any other provision of the Agreement should occur.

3. Additional Provisions.

3.1 Affirmation of Indebtedness. Borrower affirms and admits the indebtedness evidenced by the Agreement and the other Loan Documents. Borrower acknowledges that it has no claims, offsets or defenses with respect to the payments of sums due under the Agreement or the other Loan Documents. Borrower ratifies and confirms each and all of the terms, conditions and covenants of the Agreement and other Loan Documents as amended or modified by this Amendment and those provisions not so amended or modified and, except as specifically amended or modified hereby, the Loan Documents remain in full force and effect. The execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement or any other Loan Document, as in effect prior to the date hereof. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.

3.2 Representations and Warranties. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and, with the exception of the Existing Defaults, that no Event of Default has occurred and is continuing.

3.3 Effectiveness of Agreement. This Amendment shall become effective when the Bank has received the Agreement and all other required documents, including updated schedules and exhibits to intellectual property security agreements and executed guaranties and security agreements from Subsidiaries of Borrower, fully executed, all required title insurance endorsements, and sufficient funds to pay all fees and costs associated with this Amendment.

3.4 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together, shall constitute one and the same agreement.

3.5 Successors. This Amendment shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWER:
SONIC SOLUTIONS, a California corporation

By:
Name: A. CLAY LEIGHTON Title: EVP-CFO 9/28/07

BANK:
UNION BANK OF CALIFORNIA, N.A.

By:
Name: ALLAN B. MINER Title: VICE PRESIDENT 9/28/07

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: UNION BANK OF CALIFORNIA, N.A.

FROM: SONIC SOLUTIONS

The undersigned authorized officer, on behalf of Sonic Solutions hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the "Agreement"), (i) Borrower is in complete compliance for the period ending ____________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next subject to year-end adjustments and except as explained in an accompanying letter or footnotes or the absence thereof.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies

Quarterly financial statements	Quarterly within 45 days		Yes	No

Annual financial statements	Annually within 90 days of fiscal year end		Yes	No

Financial Covenant	Required	Actual	Complies

Quick Ratio	0.75:1.0 to 3/31/05;	_______:1.00	Yes	No
1.0:1.0 to
12/31/05,1.25:1.0
thereafter

Minimum Cash	Greater than amount of	$_________	Yes	No
outstanding Obligations

Minimum EBITDA	> ($3,200,000) for FQE	$_________	Yes	No
9/30/2007; and
> $5,000,000 for FQE
12/31/2007 and each
FQE thereafter

Comments Regarding Exceptions: See Attached

SIGNATURE

TITLE

DATE

AFFIRMATION OF GUARANTY

This AFFIRMATION OF GUARANTY is made as of September 28, 2007, by the undersigned ("Guarantor") for the benefit of Union Bank of California. N.A. ("Bank").

RECITALS

Bank and Sonic Solutions (“Borrower”) are parties to that certain Loan and Security Agreement dated as of December 13, 2004, as amended from time to time (collectively, the “Loan Agreement”). Guarantor executed for the benefit of Bank an Unconditional Guaranty dated as of even date with the Loan Agreement (the “Guaranty”), guarantying all amounts owing by Borrower to Bank. Borrower and Bank propose to enter into a Second Amendment to Loan and Security Agreement of even date herewith (the “Amendment”), which amends the Loan Agreement by, among other things, extending the term of the loan facilities provided by Bank, waiving certain specific financial covenant violations and modifying certain financial covenants. Bank has agreed to enter into the Amendment provided, among other things, that Guarantor consents to the entry by Borrower into the Amendment and related documents and agrees that the Guaranty will remain effective.

AGREEMENT

NOW, THEREFORE, Guarantor agrees as follows:

1. Guarantor consents to the execution, delivery and performance by Borrower of the Amendment and the documents and instruments executed in connection therewith, as well as all other amendments, modifications and restatements to the Loan Agreement.

2. The Guaranty is and shall remain in full force and effect with respect to all of Borrower's Obligations (as defined in the Loan Agreement) as modified by the Amendment and otherwise. Guarantor confirms that Guarantor has no defenses against its obligations under the Guaranty.

3. Guarantor represents and warrants that the Representations and Warranties contained in the Guaranty are true and correct as of the date of this Affirmation. Unless otherwise defined, all capitalized terms in this Affirmation shall be as defined in the Guaranty.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Affirmation of Guaranty as of the first date above written.

INTERACTUAL TECHNOLOGIES, INC., a California corporation

By: A. CLAY LEIGHTON
Its: CFO